PRESS RELEASE

Acquisitions Contact:	Media Contact:

Mark D. Engstrom EVP — Acquisitions Healthcare Trust of America, Inc. 480.998.3478 markengstrom@htareit.com	Claire Koeneman President Financial Relations Board 312.640.6745 ckoeneman@mww.com

Healthcare Trust of America, Inc. Announces $37 Million First Mortgage Financing Transaction
Involving Rush Medical Office Building in Oak Park, Illinois

Scottsdale, Arizona (December 2, 2009) – Healthcare Trust of America, Inc. (“HTA”), a self-managed, non-traded, real estate investment trust, announced the closing of an approximately $37 million first mortgage financing transaction collateralized by the Rush Medical Office Building located on the campus of Rush Oak Park Hospital. The loan term runs for up to five (5) years.

HTA and the owner of the Rush Medical Office Building also signed an agreement which provides for the possible future acquisition of the building (including the land) by HTA, an ongoing HTA right of first refusal and various other opportunities.

The Rush Medical Office Building is currently master leased by Rush University Medical Center. The term of the master lease runs through 2019, subject to extension rights of the lessee.

“We are very excited about this strategic investment. It fits our investment objectives on all levels. In addition to this secured financing transaction, HTA and the owner have entered into an agreement which provides HTA with ongoing purchase rights and other opportunities regarding this high-quality asset,” said Scott D. Peters, President & CEO of HTA. “We have a top-notch owner, a reputable healthcare provider, and a high-quality project located in a strategic location, all key elements of a successful short and long-term investment.”

Since January 2009, HTA has acquired over $273 million in assets and debt including a total of 24 individual properties representing in excess of 1.75 million square feet.

About Healthcare Trust of America, Inc.

Healthcare Trust of America, Inc. is a self-managed, publicly registered, non-traded, real estate investment trust. HTA has made 45 geographically diverse acquisitions valued at approximately $1.2 billion based on purchase price, which includes 154 buildings and one real estate-related asset, as of October 31, 2009. HTA’s portfolio totals approximately 6.4 million square feet, and includes 137 medical office buildings, four hospitals, 9 skilled nursing and assisted living facilities and four other office buildings located in 19 states, including: Arizona, California, Colorado, Florida, Georgia, Indiana, Kansas, Minnesota, Missouri, New Hampshire, Ohio, Oklahoma, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Virginia and Wisconsin.

FORWARD-LOOKING LANGUAGE

This press release contains certain forward-looking statements with respect to the growth and value ofHTA’s portfolio and the value that the first mortgage investment and other agreements related to the Rush Medical Office Building add to HTA. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: the strength and financial condition of the property and the owner; the strength and financial condition of the tenants; uncertainties relating to the local economy of the Oak Park, Illinois area; uncertainties relating to changes in general economic and real estate conditions; uncertainties regarding changes in the healthcare industry; the uncertainties relating to the implementation of HTA’s investment strategy; and other risk factors as outlined in HTA’s prospectus, as amended from time to time, and as detailed from time to time in HTA’s periodic reports, as filed with the Securities and Exchange Commission.